Exhibit 99.1

Corporate Communications
mediarelations@aa.com

Investor Relations
investor.relations@aa.com

FOR RELEASE: Thursday, April 22, 2021
AMERICAN AIRLINES REPORTS FIRST-QUARTER 2021
FINANCIAL RESULTS
FORT WORTH, Texas –– American Airlines Group Inc. (NASDAQ: AAL) today reported its first-quarter 2021 financial results, including:
•First-quarter revenue of $4.0 billion, down 53% year over year on a 39% year-over-year reduction in total available seat miles (ASMs).
•First-quarter net loss of $1.3 billion, or ($1.97) per share. Excluding net special items1, first-quarter net loss was $2.7 billion, or ($4.32) per share.
•Raised $10 billion through debt offering backed by the AAdvantage program and used a portion of the proceeds to prepay in full the secured loan from the U.S. Department of the Treasury.
•Ended the first quarter with approximately $17.3 billion of total available liquidity. Company expects to end the second quarter with approximately $19.5 billion in total available liquidity.
“We are incredibly proud of the American Airlines team for their continued care of our customers and each other,” said American’s Chairman and CEO Doug Parker. “Our team has shown up every day throughout the pandemic and served more customers than any other airline. That focus has served as our inspiration and positions us well as even more customers return to the skies.
“Looking forward, with the momentum underway from the first quarter, we see signs of continued recovery in demand. We remain confident the network enhancements, customer-focused improvements and efficiency measures we’ve put into place will ensure American is well-positioned for the recovery.”
American continues to take steps to strengthen its business and respond to the pandemic, with an emphasis on supporting its customers, team members and communities; reducing costs; and improving its liquidity position and balance sheet.
To support its customers, team members and communities, American:
•Enhanced its travel planning tool to help customers make informed decisions on where to travel and what to expect upon arrival. With one click, customers can view quarantine, document or testing requirements, as well as book flights.

American Airlines Reports First-Quarter 2021 Financial Results
April 22, 2021

•Expanded acceptance of VeriFLY, the mobile health wallet that simplifies and verifies travel requirements, to include all international flights to the U.S. and flights from the U.S. to 11 countries. American’s partners Aer Lingus, British Airways, Iberia and Japan Airlines also began accepting VeriFLY during the first quarter.
•Expanded its touchless technology trial to allow customers to use biometric scanners to check their bags prior to departure at Dallas-Fort Worth International Airport (DFW). American will utilize the same technology to allow customers to gain entrance to an Admirals Club lounge at DFW later this year and will consider additional airport solutions going forward.
•Updated its mask requirement to align with directives from the Centers for Disease Control and Prevention and the Transportation Security Administration.
•Expanded preflight COVID-19 testing options to give customers access to in-person testing at more than 150 local urgent care facilities and hospitals through GoHealth Urgent Care. American also now allows customers to redeem AAdvantage® miles for at-home COVID-19 testing kits through LetsGetChecked.
•Canceled the 13,000 WARN notices sent to team members in February following the passage of the COVID-19 relief package that includes an extension of the Payroll Support Program (PSP).
•Introduced an incentive program to encourage team members to get the COVID-19 vaccine. American’s U.S.-based mainline and wholly owned team members who get vaccinated will receive an extra vacation day in 2022 as well as $50 in recognition points.
•Partnered with health care providers and airports to establish on-site team member vaccination locations in Chicago, Charlotte, Dallas-Fort Worth and Tulsa.
•Continued to transport critical goods, including the COVID-19 vaccine, through strategic cargo-only flights. American helped customers move 230 million pounds of goods around the world in the first quarter, including 98 million pounds on its nearly 2,700 cargo-only flights.
•Reached agreements with Deloitte and Kuehne+Nagel to help stimulate more production of sustainable aviation fuel and help our customers reduce their emissions from travel.
To reduce costs and conserve cash, American:
•Incorporated more than $1.3 billion of permanent non-volume cost reductions into its 2021 plans. This includes approximately $500 million in management reductions, $600 million in labor productivity enhancements, and $200 million in other permanent cost reductions.
•Reached an agreement with Boeing to defer and convert five 787-8 aircraft to 787-9 aircraft. These deliveries are now expected to occur in 2023 and will retain their existing financing. American’s remaining 14 787-8 aircraft will now be delivered by the end of the first quarter of 2022.
•Exercised its remaining deferral rights on the Boeing 737 MAX aircraft that were previously scheduled to be delivered in 2021 and 2022. With this adjustment, the delivery of these 18 MAX aircraft is now expected to occur in 2023 and 2024.
•Accelerated its cabin-standardization program by a year with all Boeing 737s expected to be completed by the second quarter of 2021 and all Airbus A321s expected to be completed by the end of 2021.
•Enhanced its technology capabilities through a virtual assistant for customers in the American Airlines mobile app; ConnectMe, a real-time chat tool for airport team members; and an automated crew recovery program.

American Airlines Reports First-Quarter 2021 Financial Results
April 22, 2021

•Opened a new voluntary early out program in February, which approximately 1,600 team members opted into.
To improve its liquidity position and balance sheet, American:
•Reduced its average cash burn rate2 to approximately $27 million per day in the first quarter. This includes approximately $9 million per day in regular debt principal and cash severance payments. For the month of March, the Company’s estimated average daily cash burn rate was approximately $4 million. Excluding approximately $8 million per day of regular debt principal and cash severance payments, the Company’s cash burn rate turned positive in March.
•Obtained the right to access an additional $3.3 billion in financial assistance through the COVID-19 relief package passed and signed into law in early March. In addition to extending the PSP, the legislation will allow the Company to defer approximately $2 billion in pension funding over the next five years.
•Issued $6.5 billion of bonds and entered into a new $3.5 billion term loan facility, using the AAdvantage program as collateral for both.
•Used a portion of the proceeds from the AAdvantage financing to prepay its secured loan from the U.S. Department of the Treasury. In doing so, American has terminated its loan commitments under the secured loan agreement authorized by the CARES Act.
•Repaid in full $2.8 billion under three separate revolving credit facilities, reducing the Company’s outstanding debt by $2.8 billion without changing its total available liquidity. American is able to draw upon the revolving commitments again or leave them undrawn, per the terms of the underlying credit agreements until such commitments expire, which is currently scheduled to occur in October 2024 for substantially all of the commitments.
•Related to the aforementioned deferral of Boeing 737 MAX aircraft, in April the Company elected to prepay $248 million of outstanding loans under its pre-delivery payment 737 MAX credit facility with the related pre-delivery deposits to be returned to the Company from the resulting deferral.
•Expects to end the second quarter with approximately $19.5 billion in total available liquidity.

Network and partnerships
American advanced its newly formed partnerships with Alaska Airlines and JetBlue Airways in the first quarter. Alaska officially joined oneworld as a full member, giving customers more choices and benefits and a seamless travel experience not only on the West Coast but throughout the world. American also expanded its codeshare with Alaska and launched new service between Seattle and London. Additionally, American and JetBlue together will introduce 57 new domestic and international routes for customers in New York and Boston beginning in June. The airlines are also significantly expanding their codeshare to include more than 100 new flights. The Alaska and JetBlue partnerships will continue to deliver significant benefits for consumers and allow for efficient growth, with new service launching later this year between Seattle and Shanghai and Bangalore, and between New York and Tel Aviv, Athens, Santiago and New Delhi.
Forward outlook
The Company will continue to match its forward capacity with observed bookings trends. Based on current trends, American expects its second-quarter capacity to be down 20 to 25% compared to the second quarter of 2019. The Company expects its second-quarter total

American Airlines Reports First-Quarter 2021 Financial Results
April 22, 2021

revenue to be down approximately 40% versus the second quarter 2019. The Company also expects its second quarter pre-tax margin excluding net special items3 will be between negative 27% and negative 30%.
For additional financial forecasting detail, please refer to the Company’s investor update, filed with this press release with the SEC on Form 8-K. This filing will be available at
aa.com/investorrelations.
Conference call and webcast details
The Company will conduct a live audio webcast of its financial results conference call at 7:30 a.m. CDT today. The call will be available to the public on a listen-only basis at
aa.com/investorrelations. An archive of the webcast will be available on the website through May 22.
Notes
See the accompanying notes in the Financial Tables section of this press release for further explanation, including a reconciliation of all GAAP to non-GAAP financial information.
1.The Company recognized $1.95 billion of net special credits before the effect of taxes in the first quarter. Net special credits principally include a credit of $2.1 billion related to the financial assistance received pursuant to Payroll Support Program Extension Agreement offset in part by severance charges related to voluntary early retirement programs offered to team members during the first quarter.
2.A reconciliation of this calculation can be found in the tables that follow.
3.American is unable to reconcile certain forward-looking projections to GAAP, as the nature or amount of net special items cannot be determined at this time.
About American Airlines Group
American's purpose is to care for people on life’s journey. Shares of American Airlines Group Inc. trade on Nasdaq under the ticker symbol AAL and the company’s stock is included in the S&P 500. Learn more about what’s happening at American by visiting news.aa.com and connect with American on Twitter @AmericanAir and at Facebook.com/AmericanAirlines.
Cautionary Statement Regarding Forward-Looking Statements and Information
Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act, the Exchange Act and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, the continuing availability of borrowings under revolving lines of credit, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in the Company’s Quarterly Report on Form 10-Q for the quarter ended

American Airlines Reports First-Quarter 2021 Financial Results
April 22, 2021

March 31, 2021 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission. In particular, the consequences of the coronavirus outbreak to economic conditions and the travel industry in general and the financial position and operating results of the Company in particular have been material, are changing rapidly, and cannot be predicted. Additionally, there may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

American Airlines Reports First-Quarter 2021 Financial Results
April 22, 2021

American Airlines Group Inc.
Condensed Consolidated Statements of Operations
(In millions, except share and per share amounts)
(Unaudited)

	3 Months Ended March 31,		Percent Increase
	2021	2020 (1)	(Decrease)
Operating revenues:
Passenger	$3,179	$7,681	(58.6)
Cargo	315	147	nm	(2)
Other	514	687	(25.3)
Total operating revenues	4,008	8,515	(52.9)
Operating expenses:
Aircraft fuel and related taxes	1,034	1,784	(42.0)
Salaries, wages and benefits	2,730	3,219	(15.2)
Regional expenses:
Regional operating expenses	544	1,057	(48.6)
Regional depreciation and amortization	81	83	(2.7)
Maintenance, materials and repairs	376	629	(40.2)
Other rent and landing fees	570	611	(6.6)
Aircraft rent	351	334	4.9
Selling expenses	151	385	(60.8)
Depreciation and amortization	478	560	(14.6)
Special items, net	(1,708)	1,132	nm
Other	716	1,270	(43.6)
Total operating expenses	5,323	11,064	(51.9)
Operating loss	(1,315)	(2,549)	(48.4)
Nonoperating income (expense):
Interest income	4	21	(83.3)
Interest expense, net	(371)	(257)	43.9
Other income (expense), net	109	(105)	nm
Total nonoperating expense, net	(258)	(341)	(24.3)
Loss before income taxes	(1,573)	(2,890)	(45.6)
Income tax benefit	(323)	(649)	(50.1)
Net loss	$(1,250)	$(2,241)	(44.2)

Loss per common share:
Basic and diluted	$(1.97)	$(5.26)
Weighted average shares outstanding (in thousands):
Basic and diluted	634,609	425,713
Note: Percent change may not recalculate due to rounding.
(1)Beginning in the first quarter of 2021, aircraft fuel and related taxes as well as certain salaries, wages and benefits, other rent and landing fees, selling and other expenses are no longer allocated to regional expenses on the Company's condensed consolidated statements of operations. The first quarter of 2020 condensed consolidated statement of operations has been recast to conform to the 2021 presentation. This statement of operations presentation change has no impact on total operating expenses or net loss.
(2)Not meaningful or greater than 100% change.

American Airlines Reports First-Quarter 2021 Financial Results
April 22, 2021

American Airlines Group Inc.
Consolidated Operating Statistics (1)
(Unaudited)

	3 Months Ended March 31,			Increase
	2021	2020		(Decrease)

Revenue passenger miles (millions)	22,464	45,171		(50.3)%
Available seat miles (ASM) (millions)	37,764	62,099		(39.2)%
Passenger load factor (percent)	59.5	72.7	(13.2)	pts
Yield (cents)	14.15	17.00		(16.8)%
Passenger revenue per ASM (cents)	8.42	12.37		(31.9)%
Total revenue per ASM (cents)	10.61	13.71		(22.6)%
Cargo ton miles (millions)	532	436		22.1%
Cargo yield per ton mile (cents)	59.18	33.62		76.0%

Fuel consumption (gallons in millions)	608	972		(37.4)%
Average aircraft fuel price including related taxes (dollars per gallon)	1.70	1.83		(7.4)%

Operating cost per ASM (cents)	14.09	17.82		(20.9)%
Operating cost per ASM excluding net special items (cents)	19.19	15.84		21.1%
Operating cost per ASM excluding net special items and fuel (cents)	16.45	12.97		26.8%

Passenger enplanements (thousands)	24,238	42,201		(42.6)%
Departures (thousands):
Mainline	153	253		(39.5)%
Regional	186	279		(33.5)%
Total	339	532		(36.4)%
Average stage length (miles):
Mainline	1,205	1,153		4.5%
Regional	505	469		7.7%
Total	821	794		3.4%
Aircraft at end of period:
Mainline (2)	851	942		(9.7)%
Regional (3)	548	542		1.1%
Total	1,399	1,484		(5.7)%
Full-time equivalent employees at end of period:
Mainline	88,500	104,400		(15.2)%
Regional (4)	24,700	27,100		(8.9)%
Total	113,200	131,500		(13.9)%
Note: Amounts may not recalculate due to rounding.
(1)Unless otherwise noted, operating statistics include mainline and regional operations. Regional includes wholly-owned regional airline subsidiaries and operating results from capacity purchase carriers.
(2)Excludes 35 Boeing 737-800 mainline aircraft that are in temporary storage at March 31, 2021.
(3)Includes aircraft owned and leased by American as well as aircraft operated by third-party regional carriers under capacity purchase agreements. Excludes two Embraer 145 regional aircraft that are in temporary storage at March 31, 2021.
(4)Regional full-time equivalent employees only include our wholly-owned regional airline subsidiaries.

American Airlines Reports First-Quarter 2021 Financial Results
April 22, 2021

American Airlines Group Inc.
Consolidated Revenue Statistics by Region
(Unaudited)

	3 Months Ended March 31,			Increase
	2021	2020		(Decrease)
Domestic (1)
Revenue passenger miles (millions)	18,538	31,856		(41.8)%
Available seat miles (ASM) (millions)	27,952	44,238		(36.8)%
Passenger load factor (percent)	66.3	72.0	(5.7)	pts
Passenger revenue (dollars in millions)	2,655	5,780		(54.1)%
Yield (cents)	14.32	18.14		(21.1)%
Passenger revenue per ASM (cents)	9.50	13.07		(27.3)%

Latin America (2)
Revenue passenger miles (millions)	3,576	7,116		(49.7)%
Available seat miles (millions)	7,865	9,068		(13.3)%
Passenger load factor (percent)	45.5	78.5	(33.0)	pts
Passenger revenue (dollars in millions)	482	1,180		(59.2)%
Yield (cents)	13.47	16.57		(18.8)%
Passenger revenue per ASM (cents)	6.12	13.01		(52.9)%

Atlantic
Revenue passenger miles (millions)	199	4,185		(95.2)%
Available seat miles (millions)	1,151	6,239		(81.5)%
Passenger load factor (percent)	17.4	67.1	(49.7)	pts
Passenger revenue (dollars in millions)	22	523		(95.8)%
Yield (cents)	11.10	12.50		(11.2)%
Passenger revenue per ASM (cents)	1.93	8.39		(77.0)%

Pacific
Revenue passenger miles (millions)	151	2,014		(92.5)%
Available seat miles (millions)	796	2,554		(68.8)%
Passenger load factor (percent)	18.9	78.8	(59.9)	pts
Passenger revenue (dollars in millions)	20	198		(89.7)%
Yield (cents)	13.53	9.84		37.4%
Passenger revenue per ASM (cents)	2.56	7.76		(67.0)%

Total International
Revenue passenger miles (millions)	3,926	13,315		(70.5)%
Available seat miles (millions)	9,812	17,861		(45.1)%
Passenger load factor (percent)	40.0	74.5	(34.5)	pts
Passenger revenue (dollars in millions)	524	1,901		(72.4)%
Yield (cents)	13.35	14.28		(6.5)%
Passenger revenue per ASM (cents)	5.34	10.64		(49.8)%
Note: Amounts may not recalculate due to rounding.
(1)Domestic results include Canada, Puerto Rico and U.S. Virgin Islands.
(2)Latin America results include the Caribbean.

American Airlines Reports First-Quarter 2021 Financial Results
April 22, 2021

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
American Airlines Group Inc. (the Company) sometimes uses financial measures that are derived from the condensed consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis.
The tables below present the reconciliations of the following GAAP measures to their non-GAAP measures:
•Pre-Tax Loss (GAAP measure) to Pre-Tax Loss Excluding Net Special Items (non-GAAP measure)
•Pre-Tax Margin (GAAP measure) to Pre-Tax Margin Excluding Net Special Items (non-GAAP measure)
•Net Loss (GAAP measure) to Net Loss Excluding Net Special Items (non-GAAP measure)
•Basic and Diluted Loss Per Share (GAAP measure) to Basic and Diluted Loss Per Share Excluding Net Special Items (non-GAAP measure)
•Operating Loss (GAAP measure) to Operating Loss Excluding Net Special Items (non-GAAP measure)
Management uses these non-GAAP financial measures to evaluate the Company's current operating performance and to allow for period-to-period comparisons. As net special items may vary from period-to-period in nature and amount, the adjustment to exclude net special items allows management an additional tool to understand the Company’s core operating performance.
Additionally, the tables below present the reconciliations of total operating costs (GAAP measure) to total operating costs excluding net special items and fuel (non-GAAP measure). Management uses total operating costs excluding net special items and aircraft fuel to evaluate the Company's current operating performance and for period-to-period comparisons. The price of fuel, over which the Company has no control, impacts the comparability of period-to-period financial performance. The adjustment to exclude aircraft fuel and net special items allows management an additional tool to understand and analyze the Company’s non-fuel costs and core operating performance.

Reconciliation of Pre-Tax Loss Excluding Net Special Items	3 Months Ended March 31,
	2021	2020
	(in millions, except share and per share amounts)
Pre-tax loss as reported	$(1,573)	$(2,890)
Pre-tax net special items:
Mainline operating special items, net (1)	(1,708)	1,132
Regional operating special items, net (2)	(215)	93
Nonoperating special items, net (3)	(23)	217
Total pre-tax net special items	(1,946)	1,442

Pre-tax loss excluding net special items	$(3,519)	$(1,448)

Calculation of Pre-Tax Margin
Pre-tax loss as reported	$(1,573)	$(2,890)
Total operating revenues as reported	$4,008	$8,515
Pre-tax margin	-39.3%	-33.9%

Calculation of Pre-Tax Margin Excluding Net Special Items
Pre-tax loss excluding net special items	$(3,519)	$(1,448)
Total operating revenues as reported	$4,008	$8,515
Pre-tax margin excluding net special items	-87.8%	-17.0%

Reconciliation of Net Loss Excluding Net Special Items
Net loss as reported	$(1,250)	$(2,241)
Net special items:
Total pre-tax net special items (1), (2), (3)	(1,946)	1,442
Net tax effect of net special items	453	(330)
Net loss excluding net special items	$(2,743)	$(1,129)

Reconciliation of Basic and Diluted Loss Per Share Excluding Net Special Items
Net loss excluding net special items	$(2,743)	$(1,129)
Shares used for computation (in thousands):
Basic and diluted	634,609	425,713
Loss per share excluding net special items:
Basic and diluted	$(4.32)	$(2.65)

American Airlines Reports First-Quarter 2021 Financial Results
April 22, 2021

Reconciliation of Operating Loss Excluding Net Special Items	3 Months Ended March 31,
	2021	2020
	(in millions)
Operating loss as reported	$(1,315)	$(2,549)

Operating net special items:
Mainline operating special items, net (1)	(1,708)	1,132
Regional operating special items, net (2)	(215)	93
Operating loss excluding net special items	$(3,238)	$(1,324)

Reconciliation of Total Operating Cost per ASM Excluding Net Special Items and Fuel
Total operating expenses as reported	$5,323	$11,064

Operating net special items:
Mainline operating special items, net (1)	1,708	(1,132)
Regional operating special items, net (2)	215	(93)
Total operating expenses, excluding net special items	7,246	9,839

Aircraft fuel and related taxes	(1,034)	(1,784)
Total operating expenses, excluding net special items and fuel	$6,212	$8,055
	(in cents)
Total operating expenses per ASM as reported	14.09	17.82

Operating net special items per ASM:
Mainline operating special items, net (1)	4.52	(1.82)
Regional operating special items, net (2)	0.57	(0.15)
Total operating expenses per ASM, excluding net special items	19.19	15.84

Aircraft fuel and related taxes per ASM	(2.74)	(2.87)
Total operating expenses per ASM, excluding net special items and fuel	16.45	12.97
Note: Amounts may not recalculate due to rounding.
FOOTNOTES:
(1)The 2021 first quarter mainline operating special items, net principally included $1.9 billion of Payroll Support Program (PSP) financial assistance, offset in part by $168 million of salary and medical costs primarily associated with certain team members who opted in to voluntary early retirement programs offered as a result of reductions to the Company's operation due to the COVID-19 pandemic.
Cash payments for salary and medical costs associated with our voluntary early retirement programs were approximately $170 million for the 2021 first quarter.
The 2020 first quarter mainline operating special items, net principally included $744 million of fleet impairment charges, $218 million of one-time labor contract expenses resulting from the ratification of a new contract with the Company's maintenance and fleet service team members, including signing bonuses and adjustments to vacation accruals resulting from pay rate increases, and $205 million of salary and medical costs primarily associated with certain team members who opted in to a voluntary early retirement program.
Fleet impairment charges in the 2020 first quarter included a $676 million non-cash write-down of aircraft and spare parts and $68 million in write-offs of right-of-use assets and lease return costs associated with our mainline fleet, principally Boeing 757, Boeing 767, Airbus A330-300 and Embraer 190 fleets, which were retired as a result of the decline in demand for air travel due to the COVID-19 pandemic.
(2)The 2021 first quarter regional operating special items, net included $244 million of PSP financial assistance, offset in part by $27 million of fleet impairment charges. The fleet impairment charges principally included a non-cash write-down of regional aircraft resulting from the Company’s decision to retire its remaining fleet of Embraer 140 aircraft earlier than planned.
The 2020 first quarter regional operating special items, net primarily included an $88 million non-cash write-down of regional aircraft, principally related to the retirement of certain Embraer 140 and Bombardier CRJ200 aircraft as a result of the decline in demand for air travel due to the COVID-19 pandemic.
(3)Principally included mark-to-market net unrealized gains and losses associated with certain equity investments and treasury rate lock derivative instruments as well as non-cash charges associated with debt refinancings and extinguishments.

American Airlines Reports First-Quarter 2021 Financial Results
April 22, 2021

Average Daily Cash Burn

The Company's average daily cash burn is presented in the table below, which is a non-GAAP measure that management believes is useful information to investors and others in evaluating the Company's liquidity position and cash flows from its core operating performance. The Company defines cash burn as net cash provided by (used in) operating activities, net cash provided by (used in) investing activities and net cash provided by (used in) financing activities, adjusted for (1) Payroll Support Program financial assistance, (2) net purchases (proceeds from sale) of short-term investments and restricted short-term investments, (3) proceeds from issuance of long-term debt, net of deferred financing costs, but excluding aircraft financing, (4) proceeds from issuance of equity, (5) prepayments of long-term debt and (6) other cash flows that are not representative of the Company's core operating performance.

This non-GAAP measure may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP.

	3 Months Ended March 31, 2021	3 Months Ended December 31, 2020	3 Months Ended September 30, 2020	3 Months Ended June 30, 2020
	(in millions, except days in period)

Net cash provided by (used in) operating activities	$174	$(2,800)	$(2,612)	$(963)
Net cash provided by (used in) investing activities	(7,152)	1,696	923	(6,799)
Net cash provided by financing activities	7,013	1,206	1,519	7,743

Adjustments:
Payroll Support Program financial assistance	(2,191)	—	(525)	(3,693)
Net purchases (proceeds from sale) of short-term investments and restricted short-term investments	7,336	(1,422)	(1,391)	6,608
Proceeds from issuance of non-aircraft long-term debt, net of deferred financing costs	(10,699)	—	(1,926)	(7,714)
Proceeds from issuance of equity	(316)	(1,443)	—	(1,525)
Prepayments of long-term debt	3,393	—	—	1,047
Other	—	—	—	—

Total cash burn (1)	$(2,442)	$(2,763)	$(4,012)	$(5,296)

Days in period	90	92	92	91

Average daily cash burn	$(27)	$(30)	$(44)	$(58)

Note: Amounts may not recalculate due to rounding.
(1)Of the total cash burn for each of the three months ended March 31, 2021, December 31, 2020, September 30, 2020 and June 30, 2020, approximately $660 million, $515 million, $540 million and $505 million were cash payments for debt amortization, respectively, and approximately $170 million, $195 million, $120 million and $50 million were cash payments for salary and medical costs principally for the Company's voluntary early retirement programs, respectively, totaling an equivalent of approximately $9 million, $8 million, $8 million and $6 million per day, respectively.

American Airlines Reports First-Quarter 2021 Financial Results
April 22, 2021

American Airlines Group Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)(Unaudited)

	3 Months Ended March 31,
	2021	2020
Net cash provided by (used in) operating activities	$174	$(168)
Cash flows from investing activities:
Capital expenditures, net of aircraft purchase deposit returns	19	(845)
Proceeds from sale of property and equipment	108	35
Proceeds from sale-leaseback transactions	99	280
Purchases of short-term investments	(8,557)	(820)
Sales of short-term investments	1,415	1,237
Increase in restricted short-term investments	(194)	—
Other investing activities	(42)	(49)
Net cash used in investing activities	(7,152)	(162)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	10,861	1,698
Payments on long-term debt and finance leases	(4,054)	(926)
Proceeds from issuance of equity	316	—
Deferred financing costs	(162)	(31)
Treasury stock repurchases and shares withheld for taxes pursuant to employee stock plans	(13)	(171)
Dividend payments	—	(43)
Other financing activities	65	(1)
Net cash provided by financing activities	7,013	526
Net increase in cash and restricted cash	35	196
Cash and restricted cash at beginning of period	399	290
Cash and restricted cash at end of period (1)	$434	$486

(1)The following table provides a reconciliation of cash and restricted cash to amounts reported within the condensed consolidated balance sheets:

Cash	$277	$474
Restricted cash included in restricted cash and short-term investments	157	12
Total cash and restricted cash	$434	$486

American Airlines Reports First-Quarter 2021 Financial Results
April 22, 2021

American Airlines Group Inc.
Condensed Consolidated Balance Sheets
(In millions, except shares)

	March 31, 2021	December 31, 2020
	(unaudited)
Assets
Current assets
Cash	$277	$245
Short-term investments	13,762	6,619
Restricted cash and short-term investments	806	609
Accounts receivable, net	971	1,342
Aircraft fuel, spare parts and supplies, net	1,658	1,614
Prepaid expenses and other	615	666
Total current assets	18,089	11,095

Operating property and equipment
Flight equipment	37,480	37,816
Ground property and equipment	9,108	9,194
Equipment purchase deposits	1,136	1,446
Total property and equipment, at cost	47,724	48,456
Less accumulated depreciation and amortization	(16,827)	(16,757)
Total property and equipment, net	30,897	31,699

Operating lease right-of-use assets	8,000	8,039

Other assets
Goodwill	4,091	4,091
Intangibles, net	2,019	2,029
Deferred tax asset	3,632	3,239
Other assets	1,921	1,816
Total other assets	11,663	11,175
Total assets	$68,649	$62,008

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Current maturities of long-term debt and finance leases	$2,444	$2,797
Accounts payable	1,624	1,196
Accrued salaries and wages	1,576	1,716
Air traffic liability	5,598	4,757
Loyalty program liability	2,323	2,033
Operating lease liabilities	1,595	1,651
Other accrued liabilities	2,173	2,419
Total current liabilities	17,333	16,569

Noncurrent liabilities
Long-term debt and finance leases, net of current maturities	37,247	29,796
Pension and postretirement benefits	6,765	7,069
Loyalty program liability	7,055	7,162
Operating lease liabilities	6,738	6,777
Other liabilities	1,456	1,502
Total noncurrent liabilities	59,261	52,306

Stockholders' equity (deficit)
Common stock, 641,374,475 shares outstanding at March 31, 2021	6	6
Additional paid-in capital	6,980	6,894
Accumulated other comprehensive loss	(7,036)	(7,103)
Retained deficit	(7,895)	(6,664)
Total stockholders' deficit	(7,945)	(6,867)
Total liabilities and stockholders’ equity (deficit)	$68,649	$62,008